PROMISSORY NOTE


$1,500,000.00                                              Date: August 31, 2007


FOR VALUE RECEIVED, Kirk Pharmaceuticals, LLC (the "COMPANY"), promises to pay to the order of CB Distributors, Inc. ("CB") at the offices of the CB located at 2500 Kennedy Drive, Beloit, Wisconsin 53511 in lawful money of the United States of America, and in immediately available funds, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) together with interest on the principal balance from time to time outstanding hereunder (computed on the basis of a 360-day year for the actual number of days elapsed) from the date hereof until paid in full at a per annum rate equal to eight percent (8.0%) in simple interest terms.

As partial consideration for the funds loaned to the Company, the Company represents and warrants to CB that it will: (a) sell [*] of its [*] raw material to CB pursuant to the purchase agreement attached hereto as EXHIBIT A and (b) not increase the price of its [*] products manufactured, packaged and sold to CB until after all of the Raw Material is exhausted.

In connection with the Company's commitment above to CB, CB covenants and agrees to purchase from the Company a minimum of $500,000.00 per month of [*] products, until this Note is repaid in full or the [*] raw material is exhausted.

The outstanding principal amount of and interest on this Note shall be due and payable in full on November 30, 2007 (the "MATURITY DATE"). Should the outstanding principal and interest on this Note not be paid in full by the Company on the Maturity Date, in consideration for a thirty (30) day extension, the Company will reserve for CB an additional [*] of its [*] supply ([*] total) at no additional cost. Should the outstanding principal amount of and interest on this Note not be paid on or before December 31, 2007, such failure shall only then constitute an Event of Default.

Notwithstanding anything herein to the contrary, should the Company be unable, for any reason, to manufacture, sell and deliver products containing [*] prior to the Maturity Date, CB may send written notice to the Company demanding payment of the outstanding principal amount of and interest on this Note within fourteen (14) days of the date of the written notice. Should the Company fail to pay the outstanding principal amount of and interest on this Note within fourteen (14) days of the date of the written notice, such failure shall constitute an Event of Default.

The Company may prepay this Note in whole or in part at any time without the prior written consent of the CB. All payments under this Note shall be applied first to sums due under this Note other than principal and interest, second to accrued interest and lastly to the principal amount outstanding hereunder. No partial prepayment shall postpone the due date or decrease the amount of any subsequent payment of principal due under this Note.

In case an Event of Default shall occur, interest shall accrue on any amount past due hereunder at a rate equal to eighteen percent (18.0%) per annum.

The Company shall pay all reasonable expenses incurred by the CB in the collection of this Note, including, without limitation, the reasonable fees and disbursements of counsel to the CB.

In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by the Company or inadvertently received by the CB, then such excess sum shall be credited as a


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payment of principal. It is the express intent of the parties hereto that the
Company not pay and the CB not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under applicable law.

The obligations of the Company to pay any amounts due under this Note are absolute and unconditional.

No delay or failure on the part of the CB in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the CB of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY CONFLICT OF LAWS RULES.

IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note as of the date and year first written above.


                                         KIRK PHARMACEUTICALS, LLC



                                         BY:
                                         ---------------------------------------

                                         Name:  Ronald H. Lane
                                         Title: Chairman and CEO


Accepted and agreed this 31st day of August by CB Distributors, Inc.


By:
    ----------------------------------------
         Carlos Bengoa, President


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